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                                                                      EXHIBIT 21


                             LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.

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
Name of Subsidiary                                 Place of Incorporation
------------------                                 ----------------------
CB Transport, Inc.                                          Alabama

Compass Bank                                                Alabama

Compass Bancshares Insurance, Inc.                          Alabama

Compass Brokerage, Inc.                                     Alabama

Compass Capital Markets, Inc.                               Alabama

Compass Fiduciary Services, Ltd., Inc.                      Alabama

Compass Financial Corporation                               Alabama

Compass Loan Holdings, Inc.                                 Alabama

Compass Multistate Services Corporation                     Alabama

Central Bank of the South                                   Alabama

Compass Securities, Inc.                                    Alabama

Central Land Holding Corporation                            Alabama

Compass Investments, Inc.                                   Alabama

Compass National Corporation                                Alabama

Compass Texas Loan Holdings, Inc.                           Alabama

Compass Underwriters, Inc.                                  Alabama

Arizona Bank & Trust Company                                Arizona

Arizona Financial Products, Inc.                            Arizona

Arizona Kachina Holdings, Inc.                              Arizona

Tucson Athletic Club                                        Arizona

Albrecht & Assoc. of Delaware, Inc.                         Delaware

Compass Auto Rec. Corp.                                     Delaware

Compass Mortgage Corporation                                Delaware

Compass Mortgage Financing, Inc.                            Delaware

Compass Texas Acquisition Corp.                             Delaware

Compass Bancshares Insurance Agency of Florida, Inc.        Florida

ENB Properties, Inc.                                        Florida

Compass Western Acquisitions, Inc.                          New Mexico

Hartland Building Corporation                               Texas

P.I. Holdings No. 1, Inc.                                   Texas

River Oaks Bank Building, Inc.                              Texas

River Oaks Securities, Inc.                                 Texas

River Oaks Trust Corporation                                Texas
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